UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 25, 2009


                        LOCATEPLUS HOLDINGS CORPORATION
                          (Exact name of registrant as

                           specified in its charter)

                                   000-49957
                            (Commission File Number)

                  DELAWARE                           04-3332304
      (State or other jurisdiction                (I.R.S. Employer
            of incorporation)                     Identification No.)

                         100 CUMMINGS CENTER, SUITE 235M
                                BEVERLY, MA 01915
             (Address of principal executive offices, with zip code)

                                 (978) 921-2727
                        (Registrant's telephone number,
                              including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 23, 2009, the Company announced that at a meeting of the Board of Directors held on February 18, 2009, the Board of Directors voted to terminate the employment of James C. Fields, the then current President, Chief Executive Officer, Acting Chief Financial Officer and Treasurer. Following this decision, the Board voted to appoint Geoffrey Lee, President of Entersect, a wholly owned subsidiary of LocatePLUS Holdings and Vice President of Online Services for LocatePLUS as Interim Chief Executive Officer and President. At a Board meeting held on February 24, 2009, the Board elected Mr. Lee to the additional position of Acting Treasurer. It is the intent of the Board of Directors to actively pursue and interview qualified candidates within a reasonable amount of time to fill the permanent position of President and CEO and the position of CFO and Treasurer.

During his service as acting Chief Executive Officer and President, Mr. Lee will be paid a salary of $10,417.00 per month. Mr. Lee will continue to vest in his prior equity grants. The Company intends to consider additional equity grants to Mr. Lee in the event his service as acting Chief Executive Officer and President extends beyond three month

Mr. Lee has served as the President of Entersect, a wholly owned subsidiary of LocatePLUS since July 2003 and Vice President of LocatePLUS Holdings since January 2008. Mr. Lee joined LocatePLUS in July 2007 as the Vice President of Online Services. Prior to joining LocatePlus, Mr. Lee was a key business development executive with CDB Infotek; a pioneer in the investigative database market. After years of significant growth, CDB Infotek was acquired by Choicepoint as their initial entry into the public records industry. Mr. Lee served with several other public record providers and has over 18 years of experience in the record retrieval industry. Mr. Lee is a former municipal and military police officer having served with the United States Army, Reserve for 8 years. He is active in the community as a board member with various non-profit organizations including youth sports, medical outreach and juvenile rehabilitation programs. Mr. Lee has a Bachelor of Arts in Psychology from the California State University, Fullerton

The Company issued a press release on February 25, 2009 announcing the termination of Mr. James Fields and the appointment of Mr. Geoffrey Lee described above. The press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
    99.1              Press Release






SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATEPLUS HOLDINGS CORPORATION

By /s/ Geoffrey Lee

Geoffrey Lee
Interim CEO, President and Acting Treasurer
Date: February 25, 2009